M O R R I S O N | F O E R S T E R	1290 AVENUE OF THE AMERICAS NEW YORK, NY 10104-0050 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO, LOS ANGELES, PALO ALTO, SAN DIEGO, WASHINGTON, D.C.

DENVER, NORTHERN VIRGINIA, ORANGE COUNTY, SACRAMENTO, WALNUT CREEK, CENTURY CITY

TOKYO, LONDON, BEIJING, SHANGHAI, HONG KONG, SINGAPORE, BRUSSELS

May 5, 2006

Bank of America Corporation

BAC Capital Trust XII

BAC Capital Trust XIII

BAC Capital Trust XIV

BAC Capital Trust XV

BAC Capital Trust XVI

BAC Capital Trust XVII

BAC Capital Trust XVIII

BAC Capital Trust XIX

BAC Capital Trust XX

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Ladies and Gentlemen:

We have acted as tax counsel to each of Bank of America Corporation (the “Corporation”), a Delaware corporation, and BAC Capital Trust XII, BAC Capital Trust XIII, BAC Capital Trust XIV, BAC Capital Trust XV, BAC Capital Trust XVI, BAC Capital Trust XVII, BAC Capital Trust XVIII, BAC Capital Trust XIX and BAC Capital Trust XX (each a “Trust” and collectively the “Trusts”), in connection with the filing of a shelf registration statement on Form S-3 by the Corporation and the Trusts (the “Registration Statement”). The Registration Statement registers an unspecified aggregate amount of securities which may be issued by the Corporation and any of the Trusts. The Registration Statement includes the prospectuses filed with the Registration Statement (each, a “Prospectus”, and together, the “Prospectuses”). This opinion is being furnished in connection with the Registration Statement.

In that connection, we have reviewed the Registration Statement, the Prospectuses, and such other materials as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that all securities will be issued in the manner contemplated by the Registration Statement and Prospectuses.

Based upon and subject to the foregoing, we hereby confirm that, although the respective discussions set forth under the heading “U.S. Federal Income Tax Considerations” in the

M O R R I S O N    |     F O E R S T E R

May 5, 2006

Prospectuses do not purport to discuss the tax consequences of the acquisition, ownership and disposition of all securities described in each such Prospectus, and do not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of the securities as to which the tax consequences are described in such discussion, in our opinion, each such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the acquisition, ownership and disposition of the securities as to which the tax consequences are described in the respective discussions, subject to the limitations and qualifications described therein, and based upon current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions. Any variation or difference in any fact from those set forth or assumed either herein or in the Registration Statement or Prospectuses may affect the conclusions stated herein.

We hereby consent to the use of our name under the headings “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus relating to the capital securities of the Trusts. We further consent to your filing a copy of this opinion as Exhibit 8.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion is expressed as of the date hereof and applies only to the disclosure under the headings “U.S. Federal Income Tax Considerations” set forth in the Prospectuses filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Morrison & Foerster LLP